Exhibit 10.35

SETTLEMENT, RELEASE AND ACKNOWLEDGEMENT AGREEMENT

THIS SETTLEMENT, RELEASE AND ACKNOWLEDGEMENT AGREEMENT (the “Agreement”) is made and entered into as of the 5th day of December, 2003, and shall be effective as of the 27th day of December, 2003 (the “Effective Date”), by and between COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation (the “Corporation”), and                                  (the “Executive” and together with the Corporation, the “Parties”).

Statement of Purpose

Executive participates in the Corporation’s Supplemental Savings Incentive Plan, (the “SSIP”), a non-qualified deferred compensation plan providing benefits to certain key employees of the Corporation. Executive has been previously designated as an Insurable Participant by the Committee for purposes of the SSIP. The Corporation has amended and restated the SSIP effective as of December 28, 2003. The amended and restated SSIP amends Section 4.4 of the SSIP to delete the death benefit previously provided by the Fixed Benefit Option for Insurable Participants who die before Normal Retirement Age (the “Amendment”). In exchange for Executive acknowledging and consenting to the Amendment and releasing the Corporation from any and all liability relating thereto, the Corporation has agreed to pay Executive a single sum amount as provided below.

NOW, THEREFORE, in consideration of the foregoing Statement of Purpose, the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. Terminology. Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the SSIP.

2. Consent to the Amendment; Settlement Payment. Executive hereby acknowledges that Executive has received and reviewed a copy of: (i) the SSIP as amended and restated effective as of December 28, 2003 and (ii) the Plan Summary for the SSIP as amended and restated effective as of December 28, 2003. Executive hereby consents to the Amendment as set forth in the amended and restated SSIP. In consideration for such consent and for Executive’s release provided in Paragraph 3 below, the Corporation shall pay to Executive a single sum cash payment of [                            ] (the “Payment”) by January 31, 2004, subject to the withholding of income taxes and all other taxes as required by applicable law.

3. Release. In consideration of the Payment, Executive, for himself or herself and his or her heirs, beneficiaries, legal representatives, successors and assigns (the “Releasing Party”), does hereby release, acquit and forever discharge the Corporation and each and every one of its present or former stockholders, directors, officers, owners, affiliates, subsidiaries, predecessors, successors, assigns, representatives and agents (the “Released Party”) from any and all claims, demands, actions, causes of action, suits, liabilities and disputes of any nature whatsoever, at law, in equity, or otherwise that the Releasing Party ever had, now has or hereafter may have against the Released Party for, upon or by reason of any matter, cause or thing whatsoever with respect to or arising out of the Amendment (including, without limitation, any claims for any amounts that any Releasing Party would have been entitled to under the SSIP had the Amendment not been made). With respect to this release, Executive represents to the Corporation that Executive is aware, understands and agrees that (i) Executive voluntarily entered into this Agreement, (ii) Executive had and has the right to consult with an attorney regarding this Agreement before signing it, and (iii) Executive has carefully read this Agreement and fully understands each and every term herein.

4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and executors.

5. Further Assurances. Executive and the Corporation shall execute all such further and additional documents, if any, and take such further and additional actions, if any, as shall be reasonable and appropriate to carry out the provisions of this Agreement.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws provisions thereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the 5th day of December, 2003 to be effective as of the Effective Date.

“Executive”

Address:

“Corporation”

COCA-COLA BOTTLING CO. CONSOLIDATED

By:

Name:

Title:

2

Annex A

Exhibit 10.35

Schedule to Form of SSIP Settlement, Release

and Acknowledgement Agreement

Name	Position	Cash Payment upon SSIP Settlement, Release and Acknowledgement
J. Frank Harrison, III	Chairman and Chief Executive Officer	$28,272
William B. Elmore	President and Chief Operating Officer	62,810
Robert D. Pettus, Jr.	Executive Vice President and Assistant to the Chairman	1,963
David V. Singer	Executive Vice President and Chief Financial Officer	81,573
C. Ray Mayhall, Jr.	Senior Vice President, Sales	6,944
Clifford M. Deal, III	Vice President, Treasurer	5,106
Norman C. George	Senior Vice President, Chief Marketing and Customer Officer	26,737
Ronald J. Hammond	Vice President, Supply Chain	4,228
Kevin A. Henry	Vice President, Human Resources	7,623
Umesh M. Kasbekar	Vice President, Planning and Administration	35,977
Lauren C. Steele	Vice President, Corporate Affairs	20,361
Steven D. Westphal	Vice President, Controller	16,690
Jolanta T. Zwirek	Vice President, Chief Information Officer	23,300